AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 2002

                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                              SENSE HOLDINGS, INC.
            (Exact name of registration as specified in its charter)



              Florida                                  82-0326560
     (State or other jurisdiction           (I.R.S. Employer Identification No.)
      of incorporation or organization)



                         7300 West McNab Road, Suite 117
                                Tamarac, FL 33321
                                 (954) 726-1422
          (Address and Telephone Number of Principal Executive Offices)



                          2001 Equity Compensation Plan
                            (Full Title of the Plan)


                                   Copies to:

              Dore Scott Perler                 Steven I. Weinberger, Esq.
           Chief Executive Officer                 Atlas Pearlman, P.A.
            Sense Holdings, Inc.                350 East Las Olas Boulevard
       7300 West McNab Road, Suite 117           Fort Lauderdale, FL 33301
              Tamarac, FL 33321                       (954) 763-1200
               (954) 726-1422

                                          CALCULATION OF REGISTRATION FEE


                                                      Proposed              Proposed
                                                      maximum               maximum
                                                      offering              aggregate            Amount of
  Title of securities         Amount to be            price per             offering           registration
   to be registered            registered             share                 price                   fee

-------------------------------------------------------------------------------------------------------------------


Common Stock, $.10
par value per share (1)     1,434,500 shares          $1.065              $1,527,743               $140.55

Common Stock, $.10
par value per share (2)       190,500 shares          $ 0.63               $ 120,015             $   11.04

Common Stock, $.10
par value per share (2)       375,000 shares          $ 0.69               $ 258,750             $   23.81
                                                                                                 ---------


                                                                                                   $175.40


(1) Calculated in accordance with Rule 457 based upon the average of the closing bid and asked prices on January 18, 2002.

(2) Calculated in accordance with Rule 457 based upon the price at which outstanding options are exercisable.

PROSPECTUS

                              SENSE HOLDINGS, INC.

                        2,000,000 Shares of Common Stock

                                ($.10 par value)

                            Issuable Pursuant to the
                          2001 Equity Compensation Plan


         This prospectus forms a part of a registration statement which registers an aggregate of 2,000,000 shares of common stock issuable from time-to-time under the of Sense Holdings, Inc. 2001 Equity Compensation Plan.

         Sense Holdings, Inc. is referred to in this prospectus as "Sense", "we", "us" or "our". The 2,000,000 shares covered by this prospectus are referred to as the "Shares". Persons who are issued Shares are sometimes referred to as the "selling security holders."

         This prospectus also covers the resale of Shares by persons who are our "affiliates" within the meaning of federal securities laws. Affiliated selling security holders may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transac tions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices.

         We will not receive any proceeds from sales of Shares by selling security holders.


                             ______________________


         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             ______________________

         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.






                The date of this prospectus is January 24, 2002.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

        o Annual Report on Form 10-KSB, for the year ended December 31, 2000, filed on April 16, 2001;

        o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 15, 2001;

        o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed on August 14, 2001;

        o Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, filed on November 14, 2001;

        o         Registration Statement on Form SB-2 (File No. 333-62784); and

        o         Current Report on Form 8-K filed on June 14, 2001.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Sense Holdings, Inc., 7300 West McNab Road, Suite 117, Tamarac, Florida 33321.


                                   THE COMPANY

         This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. You are urged to read this prospectus carefully and in its entirety.

         Sense Holdings, Inc. is a Florida corporation. We design, develop, manufacture and sell fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. Our biometric systems are designed and built around our proprietary hardware platform known as BioClock(TM) - - a stand-alone platform that replaces a traditional wall mounted or free-standing swipe or punch card time clock. We have developed two integrated hardware and software applications that incorporate BioClock(TM) in turn-key total solution systems.

         Our time and attendance systems, which are marketed under the name "CheckPrint T/A(TM)", are designed primarily for use by employers desiring to verify the presence of employees at the workplace and to monitor their time and attendance at work. Our access control systems, which are marketed under the name "CheckPrint A/C(TM)", are security systems that permit access to locked buildings, offices or other secured areas only to those whose identities can be verified, using our fingerprint identification software. Our CheckPrint A/C(TM) systems, which can be used with or without "smartcard" technology, can be programmed for different levels of security, permitting access only to recognized individuals who have the requisite level of security clearance.

         In May 2001, we acquired all of the outstanding shares of Micro Sensor Technologies, Inc., including its license to certain patented technology designed to detect unexploded ordinance including bombs, grenades, shells, rockets, and other explosive devices. We believe that this technology will be valuable in developing products for government purposes as well as for security-related applications including airport security. No products have yet been developed incorporating the licensed technology.

         Our executive offices are located at 7300 West McNab Road, Suite 117, Tamarac, Florida 33321, and our telephone number there is (954) 726-1422. References in this prospectus to "we", "us" and "our" are to Sense Holdings, Inc. and its wholly-owned subsidiaries, Sense Technologies, Inc. and Micro Sensor Technologies, Inc.


             RISK FACTORS AFFECTING OUR FUTURE RESULTS OF OPERATIONS

         Our future results of operations involve a number of risks and uncertainties. The following paragraphs discuss a number of risks that could impact the company's financial condition and results of operations.

We have only recently commenced revenue-producing operations and the limited information available about us makes an evaluation of us difficult

         We have conducted limited operations and we have little operating history that permits you to evaluate our business and our prospects based on prior performance. You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development, particularly those engaged in emerging technologies such as biometrics. There can be no assurance that we will successfully address such risks, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We have experienced historical losses, have an accumulated deficit and may not become profitable

         For the fiscal years ended December 31, 2000 and 1999, and the nine months ended September 30, 2001, we experienced net losses of $(888,867), $(668,099) and $(1,351,180), respectively. In addition, at September 30, 2001, we had an accumulated deficit of $3,073,411. Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, programming and administrative expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future.

Our business is capital intensive, particularly with respect to advertising and marketing, and we will require additional financing

         Our operations are capital intensive and our growth will consume a substantial portion of our available working capital. We may require additional capital in order to fund our operations. We do not have any commitments for additional financing and there can be no assurance that such additional funding, if required, will be available, or if available, will be available upon favorable terms. Insufficient funds may prevent us from implementing our business strategy. In the event we raise additional funds through the issuance of equity securities, dilution to the then existing stockholders will result and future investors may be granted rights superior to those of existing stockholders.

We face severe competition from time and attendance providers, security companies, in general, and biometric security device providers, many of whom have greater resources than we do; we may be unable to become a competitive force in our marketplace

         We engage in providing time and attendance resources to employers in all sectors of the marketplace. We also provide building access control security devices. Our time and attendance and control access security devices incorporate biometric fingerprint technology and "smartcard" technology. We will compete with other providers of time and attendance services, as well as with access control, security companies. Our competitors in time and attendance applications include Kronos, Simplex, Smartime Software, Time and Tech.com and Unitime Systems. Other biometric technology providers include Identix, Secugen, Ultrascan and Ethentica. These providers use traditional technologies employed in identification and access control, as well as biometric technologies. Some of these competitors have a longer operating history than we do and many of them have substantially greater financial and other resources than we do. As a result, we will likely encounter greater difficulty in implementing our business plans than will our competitors. The introduction of similar or superior products by current or future competitors could have a material adverse effect on our business, financial condition and results of operation.

The proper functioning of our products is dependent upon third party software

         We license software from Integrated Design, Inc. pursuant to a contract that enables the data gathered by CheckPrint T/A(TM) systems to be formatted and transmitted to third party payroll services. Such agreement may be terminated by either party on ninety days' prior written notice with or without cause. In the event such agreement were terminated, we would be required to license similar software from a third party vendor or develop our own links for data export. Any failure or delay in licensing or developing such software could result in our inability to meet our contractual obligations and have a material adverse effect on our business, financial condition and results of operation.

 Other types of biometric security devices are being developed and marketed, and we are uncertain if fingerprint biometric security devices will be accepted in the marketplace


         Our biometric systems use fingerprints as the basis for authenticating a person's identity. Other forms of biometric identification, including iris scanning, voice patterns and signature verification, are being marketed, developed and tested. Our success will be dependent on our ability to successfully market our biometric systems and support services to end-users, distributors and resellers. Successful marketing will depend upon the acceptance of fingerprint biometrics as a preferred form of identification. We have not commissioned a formal market or research study to determine whether fingerprint identification is preferred to other forms of biometric identification or whether sufficient demand for our products and services exists to enable us to sustain operations, expand or achieve profitability. A lack of demand for fingerprint biometric systems could reduce our revenues and have a material adverse effect on our business, financial condition and results of operation.

Our products rely on fingerprint biometrics and the lack of technological diversification in our products could cause our results to suffer

         All of our products and systems incorporate biometric technology and our success depends on the continued reliability and acceptance of fingerprinting as a method of identity verification. As a result, in the event of unforeseen adverse events in the development, enhancement, reliability, marketing or acceptance of fingerprint biometrics, we will be unable to temper its effects by relying upon sales of other products. We do not currently know when products under development will generate revenues, or whether they can be successfully marketed. In light of our lack of product diversification, any such adverse events could reduce our revenues and have a material adverse effect on our business, financial condition and results of operation.

We have acquired license rights to certain patented technology, however, if we cannot develop and market commercially viable products incorporating the technology, we will not succeed

         We recently licensed certain patented technology relating to the detection of explosive devices. We believe the technology can be developed into products that can be used in government and security-related applications. However, at this time the technology has not been incorporated into saleable products and we may be unsuccessful in developing commercially viable products. Even if we are able to develop products incorporating the technology we have licensed, we may be unsuccessful in marketing any products we develop. In the event we are unable to either develop or market products incorporating the licensed technology, we will have irrevocably issued 2,000,000 shares of our common stock as consideration for our acquisition of the technology license.

We will be required to pay minimum annual royalties for licensed technology even if we are unsuccessful in generating revenues from our use of the technology

         We have agreed to pay UT-Battelle 2.5% of revenues we generate from sales of products incorporating the technology we have licensed. Even if we are unsuccessful in either developing or marketing products incorporating the licensed technology, we have agreed to pay UT-Battelle minimum annual royalties during each year of the license agreement. Minimum annual royalties range from $5,000 during the first year of the license term to $25,000 for the seventh and succeeding years of the term. The payment of these minimum annual royalties absent offsetting revenues from product sales could have an adverse effect on our financial condition and results of our operations.

There is uncertainty over whether patented technology we have licensed infringes on the rights of third parties

         We acquired Micro Sensor Technology, Inc. from its shareholders, including UTEK Corporation. While UTEK has represented to us that, to the best of their knowledge, Micro Sensor's licensed explosive detection technology does not infringe on the rights of any third party, UTEK has also advised us that they did not undertake a formal patent search or other investigation as to whether the detection technology infringes on the rights of any third party. In the event it is ultimately found that this technology does infringe on the rights of a third party, we may be prohibited from developing or marketing products incorporating the technology, we may remain responsible for paying minimum annual royalties to the licensor and we may be liable for damages to the third party upon whose technology we may have infringed.

We engage in emerging technologies; as a result the market price for our common stock may be subject to extreme volatility

         The market for securities of high-technology companies, including companies such as ours that participate in emerging markets, has historically been more volatile than the market for stocks in general. As a result, the price of our common stock may be subject to wide fluctuations in response to factors some of which are beyond our control, including, without limitation, the following:

        o         quarter-to-quarter variations in our operating results;
        o         our announcement of material events;
        o price fluctuations in sympathy to others engaged in our industry; and
        o         the effects of media coverage of our business.

We depend on the continued services of our executive officers and on our ability to attract and maintain other qualified employees

         Our future success depends on the continued services of Dore Scott Perler, our Chief Executive Officer and President, Andrew Goldrich, our Vice President, and Shawn Tartaglia, our Chief Technical Officer. While we have entered into employment agreements with each of them, the loss of any of their services would be detrimental to us and could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man insurance on their lives. Our future success is also dependent on our ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing. We may not be able to attract, assimilate, or retain qualified technical and managerial personnel and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Our current officers and directors maintain effective voting control over us

         Our officers and directors beneficially own approximately 23.4% of the currently issued and outstanding shares of common stock, without giving effect to the issuance of any shares upon the exercise of outstanding options or warrants or the conversion of outstanding convertible promissory notes. While such ownership will not provide such persons with the absolute ability to cause shareholder votes to be determined in accordance with their desires, we are not aware of any other group that controls a block of votes equal or greater to the votes controlled and to be controlled by our officers and directors. Consequently, as a practical matter it may be difficult for other shareholders to determine the outcome of a shareholder vote in a manner different from that desired by our officers and directors.

Failure of our internal systems may damage our operations

         We use internally developed systems to operate our service and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use. Furthermore, in the future, we may add features and functionality to our products and services using internally developed or third party licensed technologies.

         Our inability to:

        o         add software and hardware
        o develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems or
        o         provide new features or functionality

may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, and delays in reporting accurate financial information. Any such failure could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to protect our proprietary rights, thereby permitting competitors to develop the same or similar products and technologies to ours

         Our success and ability to compete will be dependent, in large part, upon our proprietary products and technologies. We intend to rely primarily upon copyright, trade secret and trademark laws to protect the proprietary components of our systems. While we have filed U.S. patent applications covering our systems, there is no assurance that any of our patent applications will result in the issuance of letters patent, that any patent we are awarded will not be successfully challenged, that the award of a patent will provide us with meaningful proprietary protections or that we will have the financial resources to mount sustained patent defense. We could also incur substantial costs in asserting our intellectual property or proprietary rights against others. The failure to successfully protect our intellectual property and proprietary rights could enable others to duplicate or claim rights to our products and systems or otherwise develop similar or competitive products and systems which could have a material adverse effect on our business, financial condition and results of operations.

Our common stock is thinly traded and an active and visible trading market for our common stock may not develop

         Our common stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board under the symbol "SEHO". The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

         o investors may have difficulty buying and selling or obtaining market quotations;
         o market visibility for our common stock may be limited; and
         o a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The sale of shares eligible for future sale could have a depressive effect on the market price for our common stock

         As of the date of this prospectus, there are 12,056,328 shares of common stock issued and outstanding.

         Of the currently issued and outstanding shares, approximately 8,530,136 shares of common stock (of which 2,826,530 shares are owned by our officers, directors and principal shareholders) have been registered for resale or have been held for in excess of one year and are currently available for public resale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"). Unless registered on a form other than Form S-8, the resale of our shares of Common Stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our shareholders who have beneficially owned restricted shares of common stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three month period prior to resale), such restricted shares can be sold without any volume limitation.

         Sales of our common stock under Rule 144 or pursuant to such registration statement may have a depressive effect on the market price for our common stock.

         It is not possible to foresee all risks which may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the Shares and should take into consideration when making such analysis, among others, the Risk Factors discussed above.


                       SENSE 2001 EQUITY COMPENSATION PLAN

Introduction

         The following descriptions summarize certain provisions of our 2001 Equity Compensation Plan. This summary is not complete and is qualified by reference to the full text of the Plan. A copy of the Plan has been filed as an exhibit to the registration statement of which this prospectus is a part. Each person receiving a Plan option or stock award under the Plan should read the Plan in its entirety.

         On November 28, 2001, our Board of Directors authorized, and holders of a majority of our outstanding common stock approved and adopted the Plan. As of the date of this prospectus, Plan options to purchase 565,500 shares had been granted and may be exercised, and stock grants for 8,192 shares had been awarded.

         The purpose of the Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Our Board of Directors, or a committee of the Board, will administer the Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each Option and the exercise price.

         Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the Plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

Eligibility

         Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the Plan. Only our employees are eligible to receive incentive options.

Administration

         The Plan will be administered by our Board of Directors or an underlying committee (the "Committee"). The Board of Directors or the Committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants or Plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such Plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or Committee.

Shares subject to awards

         We have reserved 2,000,000 of our authorized but unissued shares of common stock for issuance under the Plan, and a maximum of 2,000,000 shares may be issued, unless the

Plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by our Board of Directors and shareholders, as required. Subject to the limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares as to which a stock grant or Plan option may be granted to any person. Shares used for stock grants and Plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by Plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the Plan, although such shares may also be used by us for other purposes.

         The Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the Plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

Terms of Exercise

         The Plan provides that the options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the Committee or by the Board of Directors.

         The Plan provides that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $100,000.

Exercise Price

         The purchase price for shares subject to incentive stock options must be at least 100% of the fair market value of our common stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an incentive option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) at the time the incentive option is granted, shares possessing more than 10% of the total combined voting power of all classes of our outstanding shares. The Plan provides that fair market value shall be determined by the Board or the Committee in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the

Board or the Committee shall determine the fair value of such consideration to us in monetary terms.

         The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value of our common stock on the date the option is granted.

         The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan.

Manner of Exercise

         Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit us.

Option Period

         All incentive stock options shall expire on or before the tenth anniversary of the date the option is granted except as limited above. However, in the case of incentive stock options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-qualified options shall expire ten years and one day from the date of grant unless otherwise provided under the terms of the option grant.

Termination

         All Plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die (a) while our employee or (b) within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

         In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier.

         If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

         If an optionee's employment shall terminate for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate.

         If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment.

Modification and Termination of Plans

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time. However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares subject to this Plan (except for adjustments due to changes in our capitalization), or (b) changing the definition of "Eligible Person" under the Plan, may be effective unless and until approved by our shareholders in the same manner as approval of this Plan is required. Any such termination of the Plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on November 28, 2011.

Federal Income Tax Effects

         The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect on September 30, 2001. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         An employee granted an incentive stock option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the incentive stock option over the exercise price is an item of tax preference under Section 57(a)
(3) of the Code and may be subject to the alternative minimum tax imposed by
Section 55 of the Code. Upon disposition of stock acquired on exercise of an incentive stock option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the incentive option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive stock option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the incentive stock option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition.

         If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive stock option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         In respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

         In connection with the issuance of stock grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the stock grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the stock grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the stock grant received once the conditions to receipt of the stock grant are satisfied.

Restrictions Under Securities Laws

         The sale of all shares issued under the Plan must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also become subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.


                        SALES BY SELLING SECURITY HOLDERS

         The information under this heading relates to resales of Shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws. Shares issued pursuant to this prospectus to our affiliates are "control" shares under federal securities laws.


         The following table sets forth

        o         the name of each affiliated selling security holder,

        o the amount of common stock owned beneficially, directly or indirectly, by each affiliated selling security holder,

        o the maximum amount of Shares to be offered by the affiliated selling security holders pursuant to this prospectus,

        o the amount of common stock to be owned by each affiliated selling security holder following sale of the Shares, and

        o the percentage of our common stock to be owned by the affiliated selling security holder following completion of such offering (based on 12,056,328 shares of common stock of Sense outstanding as of the date of this prospectus), and adjusted to give effect to the issuance of shares upon the exercise of the named selling security holder's options or warrants, but no other person's options or warrants.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon our books and records and the information provided by our transfer agent.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the Shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the number of Shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the Shares owned by them which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

                                                                 Percentage
                                                 Shares to be    to be Owned
Name of Selling      Number of      Shares to     Owned After       After
Security Holder     Shares Owned    be Offered      Offering       Offering
---------------     ------------    ----------    ------------    -----------

Dore Scott Perler   1,994,723        150,000       1,844,723         14.7%

Andrew Goldrich     1,894,519        150,000       1,744,519         13.9%

Shawn Tartaglia       618,585         75,000         543,585          4.4%

                              PLAN OF DISTRIBUTION

         The information under this heading relates to resales of Shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws.

         The Shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         The selling security holders may sell Shares in one or more of the following methods, which may include crosses or block transactions:

         o through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates;

         o through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares; or

         o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of Sense and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

         In connection with distributions of the Shares or otherwise, selling security holders may enter into hedging transactions with broker-dealers. In connection with the transactions, broker- dealers may engage in short sales of the Shares in the course of hedging the positions they assume with selling security holders. Selling security holders may also sell shares short and deliver the Shares to close out the positions. Selling security holders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares, which the broker-dealer may resell under this prospectus. The selling security holders may also pledge the Shares to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged Shares under this prospectus.

         We have advised the selling security holders that, at the time a resale of the Shares is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

         We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

         Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.


                            DESCRIPTION OF SECURITIES

General

         The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, copies of which may be obtained upon request. Our authorized capital consists of 20,000,000 shares of common stock, par value $.10 per share. We are not authorized to issue any preferred stock.

Common Stock

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

         Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

Common Stock Purchase Warrants

         In connection with our private placement of shares and warrants, in March 2001 we issued an aggregate of 1,208,000 shares of common stock and common stock purchase warrants to purchase a total of 604,000 additional shares. Each warrant, which is not freely transferable, entitles the owner to purchase one share, until not later than April 29, 2006, for an exercise price of $1.50. The shares, including those issuable upon exercise of the warrants have been registered for resale on behalf of the holders. To date, none of the warrants have been exercised.

Promissory Notes

         On August 31, 2001, in connection with our private placement of units consisting of our promissory notes and common stock, we issued our promissory notes in the aggregate principal amount of $1,055,000. The notes bear interest at the rate of 10% per annum, and were originally due and payable on February 28, 2002. Subsequently, holders of all of the notes agreed to extend the maturity date of the notes to September 1, 2002, and we agreed to permit the notes to be converted into shares of our common stock on the basis of one share for each $.75 principal amount of notes outstanding. A total of 1,406,661 shares of our common stock may be issued on conversion of the notes. The shares issued in connection with this offering, including the shares into which the notes may be converted, are being registered on behalf of the holders thereof. To date, none of the notes have been converted.

Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is CompuShare Trust Company, Inc., 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228, and its telephone number is (303) 986-5400.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for us by Atlas Pearlman, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301. That firm and certain of its individual members own an aggregate of 40,000 shares of our common stock.


                                     EXPERTS

         The consolidated financial statements of Sense Holdings, Inc. as of December 31, 2000 and 1999, and for the years then ended, appearing in our Annual Report on Form 10-KSB for the year ended December 31, 2000, have been audited by Feldman Sherb & Co., P.C., independent auditors, as set forth in their report thereon and are incorporated by reference in reliance upon the authority of such firm as experts in auditing and accounting.

         The consolidated financial statements of Micro Sensor Technology, Inc. as of May 31, 2001 and for the period January 1, 2001 through May 31, 2001, and for the year ended December 31, 2000, appearing in our Registration Statement on Form SB-2 (File No. 333-62874) have been audited by Feldman Sherb & Co., P.C., independent auditors, as set forth in their report thereon, and are incorporated by reference in reliance upon the authority of such firm as experts in auditing and accounting.


                                 INDEMNIFICATION

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

        o Annual Report on Form 10-KSB, for the year ended December 31, 2000, filed on April 16, 2001;

        o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 15, 2001;

        o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed on August 14, 2001;

        o Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, filed on November 14, 2001;

        o         Current Report on Form 8-K filed on June 14, 2001;

        o         Registration Statement on Form SB-2 (File No. 333-62874);

        o All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB for the year ended December 31, 2000; and

        o The description of the common stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Sense Holdings, Inc., 7300 West McNab Road, Suite 117, Tamarac, Florida 33321.

Item 4.           Description of Securities

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.           Interests of Named Experts and Counsel

         Atlas Pearlman, P.A., whose legal opinion is filed as an exhibit to this Registration Statement, owns 30,000 shares of the Registrant's common stock. Such shares were previously acquired by such firm in transactions not related to this Registration Statement.

Item 6.           Indemnification of Directors and Officers

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7.           Exemption From Registration Claimed

         Persons eligible to receive grants under the Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision. The recipient must express an investment intent and, in the absence of registration under the Act, consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

Item 8.           Exhibits

          5.1    Opinion and Consent of Atlas Pearlman, P.A. [includes
                 Exhibit 23.1].*

         10.1     2001 Equity Compensation Plan.*

         23.2     Consent of Independent Certified Public Accountants.*

         23.3     Consent of Independent Certified Public Accountants.*

--------------------
*        Filed herewith.

Item 9.           Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                  (i)      To include any prospectus required by section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tamarac, State of Florida, on January 23, 2002.

                                               SENSE HOLDINGS, INC.

                                           By: /s/ Dore Scott Perler
                                               -----------------------
                                                Dore Scott Perler, Chairman and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                     Title                             Date


/s/ Dore Scott Perler      Chairman of the Board,              January 23, 2002
---------------------      President, Chief Executive
    Dore Scott Perler      Officer and Director


/s/ Andrew Goldrich        Vice President, Principal           January 23, 2002
---------------------      Executive Financial Officer
    Andrew Goldrich        and Accounting Officer
                           and Director


/s/ Shawn Tartaglia        Chief Technical Officer             January 23, 2002
---------------------      and Director
    Shawn Tartaglia


/s/ Julie Slater           Director                            January 23, 2002
---------------------
    Julie Slater






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